EXHIBIT 5.1

                                                       [            ], 2000


SAMCO Mortgage Securities Corp.
245 Park Avenue
New York, NY 10167

                        Re:   SAMCO Mortgage Securities Corp.
                              Registration Statement on Form S-3

Ladies and Gentlemen:

            We will act as counsel for SAMCO Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Shared Appreciation Mortgage Pass- Through Certificates (the "Certificates"). The Certificates are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Certificates will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and "Prospectus Supplement," respectively), which will be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement (the "Agreement") between the Company and a bank or trust company, as trustee (the "Trustee").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined copies of the Company's Amended and Restated Articles of Incorporation, Bylaws, the form of Agreement (as incorporated by reference as an exhibit to the Registration Statement) and the forms of Certificates included in the Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

            Based upon the foregoing, we are of the opinion that:

            1. When the Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and the Trustee, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

            2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Agreement.

            3. The statements set forth in the Prospectus under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Base Prospectus and Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ SKADDEN, ARPS, SLATE, MEAGHER &
                              FLOM LLP